UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2009
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-129847	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

140 NE 4th Avenue, Suite C, Delray Beach, FL	33483
(Address of principal executive offices)	(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers

On December 15, 2009,  we entered into revised employment agreements with our CEO, CFO and Vice President. The prior employment agreements had an automatic renewal, which has been removed; and the new agreements retain the current salary and benefit levels, which do not change as a result of the revised employment agreements.  In addition to the removal of the automatic renewal clause, severance pay in the event of a termination without cause is reduced from two years to one year in the case of the CEO and CFO and increased from 0 to 3 months in the case of our Vice President. The change of control clause was amended to exclude an action to take control by CD Financial and its affiliates from the definition of a change of control. Finally, our Vice President was given six months’ severance in the event of termination after a change of control.

Item 9.01	Exhibits

(a) Exhibits.

10.1	Revised and Restated Employment Agreement with Stephen Haley, CEO dated December 15, 2009.
10.2	Revised and Restated Employment Agreement with Jan Norelid, CFO dated December 15, 2009.
10.3	Revised and Restated Employment Agreement with Janice Haley, Vice President dated December 15, 2009.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: December17, 2009	By:/s/Jan Norelid
Jan Norelid
Chief Financial Officer

EXHIBIT Index

10.1	Revised and Restated Employment Agreement with Stephen Haley, CEO dated December 15, 2009.
10.2	Revised and Restated Employment Agreement with Jan Norelid, CFO dated December 15, 2009.
10.3	Revised and Restated Employment Agreement with Janice Haley, Vice President dated December 15, 2009.